TUBBS  &  BARTNICK,  P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS




February  7,2001


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

RE:   P.D.C. INNOVATIVE INDUSTRIES, INC., F/K/A MAS ACQUISITION XIV CORP.

Dear  Sir/Madam:

Pursuant to the request of the above-referenced company, we affirm that.

1. We have read the Company's disclosure regarding our firm in Item 4 of its report on Form 8-K to be filed February 7, 2001; and

2.   We agree with the disclosure relating to our firm.


                                                Sincerely,


                                                /s/ TUBBS & BARTNICK, P.A.

                                                TUBBS & BARTNICK, P.A.


     2300 GLADES ROAD, SUITE 415E, BOCA RATON, FL 33431, TEL (561) 361-0330,
          FAX (561) 368-7720 (Member - AICPA Division for CPA firms)


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